U.S. Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 7, 2005
ELDORADO ARTESIAN SPRINGS, INC.

(Exact name of Registrant as specified in its charter)

Colorado	0-18235	84-0907853

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1783 Dogwood Street Louisville, CO 80027

(Address of principal executive offices; zip code)
(303) 499-1316

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
On October 6, 2005, the Company issued 100,000 options to George Schmitt, a director of the Company, at an exercise price of $2.75. The options are immediately exercisable and under this agreement will expire on May 1, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eldorado Artesian Springs, Inc.
Date: October 7, 2005	By:	/s/ Doug Larson
Doug Larson
Chief Executive Officer